As filed with the Securities and Exchange Commission on May 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-3632015
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Blueprint Medicines Corporation 2020 Inducement Plan

(Full titles of the plans)

Jeffrey W. Albers

President and Chief Executive Officer

Blueprint Medicines Corporation

45 Sidney Street

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 374-7580

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kingsley L. Taft, Esq.

Danielle M. Lauzon, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,000,000 shares (2)	$57.52 (3)	$57,520,000	$7,466.10

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents shares of common stock reserved and available for future issuance under the registrant’s 2020 Inducement Plan (the “Inducement Plan”).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sales prices of the registrant’s common stock, as quoted on the Nasdaq Global Select Market, on May 1, 2020.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the Inducement Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the  “Registration Statement”) is being filed for the purpose of registering 1,000,000 shares of common stock reserved and available for future issuance under the registrant’s 2020 Inducement Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The registrant’s Annual Report on Form 10-K filed on February 13, 2020;
(b)	The registrant’s Quarterly Report on Form 10-Q filed on May 6, 2020;
(c)	The registrant’s definitive proxy statement on Schedule 14A filed on April 29, 2020;
(d)

The registrant’s Current Report on Form 8-K filed on January 8, 2020, January 9, 2020,  January 13, 2020 (solely with respect to Item 8.01),  January 21, 2020 (solely with respect to Item 8.01),  February 6, 2020, March 16, 2020 (solely with respect to Item 8.01), April 1, 2020 (solely with respect to Item 8.01), on April 28, 2020 and on April 28, 2020; and

(e)

The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A (File No. 001-37359), filed by the registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 27, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The registrant’s amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on the registrant’s behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the registrant’s best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

The registrant has entered into or plans to enter into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the registrant.

The registrant intends to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit Number	Filing Date
3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-37359	3.1	November 9, 2015
3.2	Amended and Restated Bylaws of the Registrant	10-Q	001-37359	3.1	May 6, 2020
4.1	Specimen Common Stock Certificate	S-1/A	333-202938	4.1	April 20, 2015
4.2	Second Amended and Restated Investors’ Rights Agreement, dated as of November 7, 2014, by and among the Registrant and the Investors listed therein	S-1	333-202938	4.4	March 23, 2015
5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant				*
23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm				*
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)				*
24.1	Power of attorney (included on the signature pages of this registration statement)				*
99.1	2020 Inducement Plan and form of award agreement thereunder				*
*	Filed herewith.

Item 9. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 6th day of May, 2020.

BLUEPRINT MEDICINES CORPORATION
By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
President, Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jeffrey W. Albers and Michael Landsittel as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jeffrey W. Albers	Director, President, Chief Executive Officer	May 6, 2020
Jeffrey W. Albers	(Principal Executive Officer)

/s/ Michael Landsittel	Chief Financial Officer	May 6, 2020
Michael Landsittel	(Principal Financial Officer)
/s/ Ariel Hurley	Vice President, Finance and Controller	May 6, 2020
Ariel Hurley	(Principal Accounting Officer)
/s/ Daniel S. Lynch	Chairman of the Board	May 6, 2020
Daniel S. Lynch

/s/ Nicholas Lydon	Director	May 6, 2020
Nicholas Lydon, Ph.D.

/s/ Alexis Borisy	Director	May 6, 2020
Alexis Borisy

/s/ Mark Goldberg	Director	May 6, 2020
Mark Goldberg, M.D.

/s/ Charles A. Rowland, Jr.	Director	May 6, 2020
Charles A. Rowland, Jr.

/s/ George Demetri	Director	May 6, 2020
George Demetri, M.D.

/s/ Lonnel Coats	Director	May 6, 2020
Lonnel Coats

/s/ Lynn Seely	Director	May 6, 2020
Lynn Seely, M.D.